Exhibit 5.1

March 25, 2014

Bright Horizons Family Solutions Inc.

200 Talcott Avenue South

Watertown, Massachusetts 02472

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form S-3 (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of common stock, $0.001 par value per share (the “Common Stock”), of Bright Horizons Family Solutions Inc., a Delaware corporation (the “Company”), by certain stockholders of the Company to be named in a prospectus supplement to the prospectus included in the Registration Statement. The shares of Common Stock to be registered pursuant to the Registration Statement (the “Shares”) may be offered and sold from time to time, on a delayed or continuous basis, by the selling stockholders pursuant to Rule 415 under the Securities Act in amounts, at prices and on terms that will be determined at the time of the offering.

We have acted as counsel for the Company in connection with the filing of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that, when the Shares are identified in a prospectus supplement to the prospectus contained in the Registration Statement, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP